Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

(as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002)

In connection with this annual report of Cirque Energy, Inc. (the “Company”) on Form 10−K for the year ending December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Joseph DuRant, Chief Executive Officer of the Company, and David Morgan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002, that, to our knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 12, 2015

/s/ Joseph DuRant
Joseph DuRant
Chief Executive Officer
(Principal Executive Officer)

/s/ David Morgan
David Morgan
Chief Financial Officer
(Principal Accounting Officer)